Exhibit 23.3 Consent of Professional Geologist

                                          FRANK NGAN

Manila, Philippines

To: United States Securities and Exchange Commission

I, Frank Ngan, Professional Geologist, do hereby consent to the filing with the regulatory authorities referred to above, the technical report entitled “Summary of Exploration on the Marawi Property, Marawi, Philippines” dated February 28, 2008 (the “Technical Report”), and to the written disclosure of the Technical Report and of extracts from the summary of the Technical report in the written disclosure in any Offering Memorandum, other offering documents, Form S-1 registration statement, or Annual Information Form of  Pana-Minerales S.A.

I hereby consent to the inclusion of my name as an expert in Pana-Minerales S.A.’s Form S-1 registration statement as filed with your office.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in this Form S-1 registration statement, other offering documents, or an Annual Information Form of Pana-Minerales S.A.

Dated: February 28, 2008.

[Seal of Stamp of Qualified Person]

FRANK NGAN
Frank Ngan